Exhibit 99.1

Millrose Properties Announces Quarterly Dividend Payment

Miami – December 22, 2025 – Millrose Properties, Inc. (NYSE: MRP, “Millrose”), the Homesite Option Purchase Platform for residential homebuilders, today announced that its Board of Directors has declared a quarterly cash dividend of approximately $124.5 million, or $0.75, per share of Class A and Class B common stock. The dividend will be paid on January 15, 2026, to shareholders of record as of January 5, 2026.

“Millrose’s first year as a public company has been defined by disciplined growth and deepening partnerships. This latest dividend increase reflects the strength of our homesite option platform and our success in recycling capital to meet the industry’s evolving needs," said Darren Richman, Chief Executive Officer and President of Millrose. "While market cycles fluctuate, well-positioned finished homesites remain the industry’s most scarce and mission-critical resource. Whether our partners utilize 'even-flow' production or more opportunistic models, our platform provides the essential inventory they need to execute. By leveraging our proprietary technology and rigorous independent due diligence, we ensure that Millrose remains the foundational capital layer for the nation’s leading homebuilders.”

About Millrose Properties, Inc.

Millrose (NYSE: MRP) is the premier Homesite Option Purchase Platform for residential homebuilders. The company specializes in the acquisition and horizontal development of land to provide a predictable, just-in-time supply of finished homesites – the most scarce and mission-critical resource in the homebuilding industry. Unlike traditional land bankers, Millrose utilizes a proprietary technology platform that provides real-time feedback and data analytics to drive acquisition decisions. Every transaction in the Millrose portfolio undergoes rigorous independent due diligence to ensure attractive yields and long-term viability. By enabling an asset-light model, Millrose provides its diverse roster of homebuilder partners with the strategic flexibility to maintain production volumes and optimize balance sheet efficiency across all market environments. For more information about Millrose, please visit millroseproperties.com.

Forward-looking Statements

This press release contains forward-looking statements, including, in particular, statements about Millrose’s businesses, plans, strategies and objectives, future earnings, expected transactions and guidance. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “can,” “shall,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “outlook,” “guidance” or other similar words or the negatives thereof. Assumptions relating to these statements involve judgments with respect to, among other things, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. There can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. Important factors that could cause differences between anticipated and actual results include the risks and uncertainties described in Millrose’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Millrose does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

Media Contact:

Benjamin Spicehandler / Stephen Pettibone

FGS Global

MillroseProperties@fgsglobal.com